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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to use in this Registration Statement of Reddy Ice Holdings, Inc. and Reddy Ice Group, Inc. on Form S-4 of i) our report dated November 12, 2003 on the consolidated financial statements of Reddy Ice Holdings, Inc. and subsidiary as of August 14, 2003 and for the period from May 8, 2003 (date of inception) to August 14, 2003, and ii) our report dated February 26, 2003 on the consolidated financial statements of Packaged Ice, Inc. and subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 (which report expresses an unqualified opinion and includes as explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended and interpreted, on January 1, 2001 and the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" on January 1, 2002, appearing in the prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Houston, Texas
November 12, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT